February 19, 2009


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re:      Direct Insite Corp.
         Amendment No. 1 to Registration Statement on Form S-1
         File No. 333-153792

Gentlemen:

     Reference is made to the filing by Direct Insite Corp. (the "Company") of Amendment No. 1 to Registration Statement on Form S-1, File No. 333-153792 (as amended, the "Registration Statement"), with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of (a) 1,200,000 shares of the Company's common stock, par value $0.0001 per share (the "common stock") and (b) 250,000 shares of the Company's common stock issuable upon exercise of common stock purchase warrants dated July 12, 2005.

     As counsel for the Company, we have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form of its common stock certificate and such other documents as we have deemed necessary or relevant under the circumstances.

         Based upon our examination, we are of the opinion that:

     1. The Company is duly organized and validly existing under the laws of the State of Delaware.

     2. The shares of common stock covered by the Registration Statement have been duly authorized. The currently outstanding 1,200,000 shares of common stock covered by the registration statement are legally and validly issued, fully paid and non-assessable and the 250,000 shares of common stock issuable upon exercise of outstanding warrants, when issued in accordance with their terms, as more fully described in the Registration Statement, will be legally and validly issued, fully paid and non-assessable.
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Securities and Exchange Commission
February 19, 2009
Page -2-



     We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel to the Company, and we hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                       Very truly yours,

                                       /s/ Beckman, Lieberman & Barandes, LLP
                                       BECKMAN, LIEBERMAN
                                        & BARANDES, LLP